COACHMEN INDUSTRIES, INC.
Shareholder Update

October 30, 2009

The HIG Transaction and Its Importance
After struggling for almost an entire year without a significant bank line, the most important news to discuss is that we have closed upon new financing for the Company. The HIG transaction that was announced this week provides an additional $20 million in new cash availability. The $20 million credit line consists of two components, $10 million in convertible debt funded at closing, and a $10 million revolving line of credit to be drawn as business conditions dictate. Our existing $2.5 million credit arrangement with Lake City Bank will also remain in place to supplement the new credit availability. In addition, and as importantly, due to significantly reduced bond collateralization requirements, we will need to tie up less of our cash for new military construction projects. We should also see a return of some of the cash that has been restricted in support of bonds for military construction and other business requirements.

It is difficult to overestimate the importance of the HIG transaction to our Company. It is simply enormous. It is critical to our ability to stay in the major projects business, and given the current state of the traditional single family home markets, to stay in business. The consideration for this transaction was not just the availability of $20 million in capital. It also provided the solution to our bonding dilemma. In the last shareholder update, I noted that a major challenge remained in bonding for federal projects because of collateral requirements, and that the situation was reaching a critical state. We were confronted with a Catch 22. On one hand, given the deplorable state of the single family residential markets, the major projects business is absolutely necessary in order for the Company to return to profitability. However, in part because nearly $17 million of our capital is tied up as security for bonds and letters of credit, and in escrow accounts for RV tail liabilities, the Company was unable to post another $8 million or more for bonds for Ft. Bliss, and to also fund the working capital necessary to perform Bliss and other major projects.

With HIG at our side, and contingent upon the closing of this transaction, we were able to find a new bonding company to reduce the collateral requirement on our bonds from 100% to 25%. The difficulty of this task is illustrated by the fact that our old bonding company declined to relax its collateral requirements even with the HIG transaction. The importance of the 75% reduction in collateralization requirements is huge. Without the HIG transaction and the reduced collateralization requirements, we would not have been able to accept the second stage of the Ft. Bliss barracks project: the combination of working capital and 100% cash collateral for bonds to perform that contract would simply have been beyond our financial capability. However, with the HIG transaction we are in a position not just to proceed on this one Ft. Bliss contract (alone worth $8.1 million in revenue to the Company), but also another non-military dormitory project of a similar size that also requires bonding. With HIG, we can proceed with two projects totaling over $16 million in revenue. Without HIG, we could not accept those contracts. In addition, with the HIG transaction, we can continue aggressively pursuing the other 4 military construction projects we currently have under proposal, and we now have the working capital liquidity to perform several million dollars worth of other commercial major projects already under contract.

This transaction puts to rest any lingering questions about our Company’s financial stability, which brings with it many other benefits. Because of the increased confidence created by our financial partners, we believe we will “get back” several million dollars in previously restricted cash that would have remained restricted as security but for this transaction. This will further improve our liquidity, and potentially reduce future borrowing on the HIG credit lines. Further, HIG has committed to work with us to obtain a larger, longer term more normal credit line to replace the $10 million HIG revolver. Because of the increased confidence of our other business partners, it is also unlikely we will have to post additional security for large purchase items, or face tighter supply and credit terms. Because of the increased confidence in our future, recruitment and retention of quality employees and distributors will be easier. We will also be able to more aggressively move forward with new product developments and strategic initiatives that were constrained by our available capital.

In the judgment of both the management and the Board of Directors, this was clearly the appropriate and necessary action for the Company and its various stakeholders. Judging from the market reaction thus far, most seem to agree. However, some shareholders have expressed dismay over the terms of the financing arrangement. Yes, the interest rate on the first $10 million is high, but not high relative to other transactions and proposals that we have seen in this tight financial market for similarly situated companies. On the other hand, the interest rate on the second $10 million revolver is remarkably low, by just about any comparison. Yes, there is certainly the potential for significant dilution of the existing shareholders as a result of this transaction, if HIG elects to convert its debt. However, despite many efforts, we were unable to find a way to raise sufficient capital for the Company’s needs in a less dilutive manner. Those efforts extended over a year, and in addition to the Company’s own outreach to its own shareholders and other contacts, included the efforts of three investment banking firms. Altogether, well over 60 potential lenders, strategic buyers and investors were approached, plus eight of the Company’s major shareholders. Moreover, the potential for dilution is certainly a preferable scenario to many that could have followed without this liquidity event. It is our expectation that HIG is likely to convert its debt into equity only if the Company performs: the Company now has the opportunity to perform as a result of this capital infusion, and, as the Company’s performance improves, so should its share value. Before HIG can make any tender for shares beyond its conversion, it must first receive the approval of the non-HIG Board members as to the price to be offered. It is worth noting in that regard that 6 of the 7 Board members are independent, all are shareholders, and two hold significant stakes in the Company.

I will not attempt to summarize all of the details of this complicated transaction in this letter. The full documentation is available in filings we have made with the Securities and Exchange Commission.

Discussion of the Third Quarter Results
In our last shareholder update, I stated that with the bus business contributing to the bottom line, we were structured to maintain profitability if there was either a significant uptick in traditional single family homes business, or if we won an award of one or two medium size major projects. Those conditions did not come to pass in the third quarter. While remaining profitable, the bus business was adversely impacted by unexpected chassis supply problems. The expected follow-on Bliss project did not materialize in the third quarter, and several commercial projects were postponed due to financing and other issues.  As a result, we could not maintain the profitability we enjoyed in June.

The third quarter is traditionally one of the strongest for residential housing sales, but that was not the case this year. In spite of  many predictions in the popular and trade press that the housing market would turn in the second half of this year, through the third quarter our Company saw no sales evidence of any rebound in the housing markets; the beginning of the end of the market slide, a bottoming, perhaps, but no sign of any increase. While we did see some increased traffic in our model centers and increased interest was reported by our builders, that did not translate into residential sales. In large measure, this is still because of lack of financing, or appraisal problems, which is another way of saying the same thing. As a result, single family home orders remained lackluster. Further, as is often the pattern in a recession, the impact of the recession on commercial markets lagged the impact on residential markets. We saw that impact in the third quarter, as several commercial projects that we expected to come on line during the quarter were deferred.

While 3rd quarter total housing segment sales were almost 19% better than in the first quarter, they were lower than the second quarter by almost 19%, when our housing sales were buoyed by the first Ft. Bliss project. Overall, housing segment sales have averaged just over $4.1 million per month this year, much lower than in 2008. In addition, we received a buyback demand for over $1.5 million relating to repossessed housing units under an agreement entered into with the lender some 6 years ago, for which we had to book a reserve in the third quarter.

On the Specialty Vehicle side, this quarter, we posted our first quarterly profit in the bus business. July was our best month ever in the bus business. This performance is somewhat obscured by segment reporting because the segment included the tail end of our RV parts and service business, which is now in the process of being eliminated.  The bus business, standing alone, was profitable, although not as much as planned because of the unanticipated shutdown of the General Motors plant that supplies us with the chassis used for the ARBOC Mobility line. Despite assurances of continuous supply, that supply was interrupted in the third quarter, which forced us to slow our planned production ramp up, and actually close our bus plant for two weeks in August. That situation has now been resolved, GM has resumed supply, and we have no indication that it will reoccur. We have been ramping up production since the resumption of chassis supply, and have over 5 weeks of production-ready order backlogs at our projected increased production rates. You should finally begin to see the full impact of the bus business in our fourth quarter numbers.

As for discontinued operations, the escrows which we established for potential RV warranty claims and repurchase obligations have proven conservative. We received a $0.4 million distribution from that escrow account in September. At September 30, there remains approximately $6 million of restricted cash in that escrow account. In addition, our reserves for potential repurchase of RV dealer inventory have dropped to a maximum exposure of $10.9 million at September 30, 2009, down from $98 million as of December 31, 2008. Our expectation is that the escrow account and the reserves we have booked will be sufficient to cover those remaining liabilities.

Overall, the modest profits in the bus business were not sufficient to overcome losses due to low revenues and production levels in our housing business. EBITDA from continuing operations was ($3.7) million for the quarter. Throughout the third quarter, we labored  under onerous conditions of 100% to 105% cash collateral for posting letters of credit to back bonds necessary for military construction projects, outstanding industrial revenue bonds and to remain self-insured for workers compensation. In total, including the RV escrow account, $16.8 million of our cash was tied up as September 30, 2009. The combination of the high levels of restricted cash and operating losses put us in a very tight cash position. Nonetheless, we generated positive cash flow from operations of more than $2 million during the quarter, and our unrestricted cash balance increased by over $1 million.

We have placed a premium on managing our available resources prudently, and these results attest to those efforts. Virtually everybody in management now wears several hats. Year to date, after elimination of one time settlements received in 2008 which reduced General and Administrative expenses, total General & Administrative expenses are $9.0 million  vs. $10.9 million in 2008, an  improvement of 17%. Since September 30, we have taken more steps to reduce our costs of operations even further, including a 20% temporary pay reduction for all salaried personnel. My personal base salary is currently 60% of what it was last year, or, stating it differently, a 40% reduction.

Forecast
The markets for new residential housing remain very bad. While the National Association of realtors announced last week that September home sales jumped 9.4% in September, that statistic is for existing home sales. Our business is based on new construction. Joseph LaVorna, chief U.S. economist at Deutsche bank, recently opined, “We think the housing market has touched bottom and it is only a matter of time until home prices stabilize – something we anticipate to occur in late 2010.” We hope that we will see increased single family housing starts beginning by no later than mid-2010, slowly increasing during the year as the predicted recovery in the economy finally begins to spread. However, we are planning on a much more modest recovery than some have predicted.

In the meantime, we also have a pipeline of major project proposals totaling $200 million, including but not limited to additional military construction projects.  Military construction has become increasingly competitive as more and more modular builders have followed us into the field, but we have been advised that all three of our pending military construction proposals are “in the competitive range.” Several major projects are scheduled to begin building and/or delivery during the fourth quarter, which together should generate approximately  $8 million in revenues by year end. Several of other major contract proposals should mature into contracts during 2010.

One area that shows real promise for our Company is affordable “green and wired” building. A major builder recently predicted that green residential housing projects will triple to a $70 billion market by 2013. We have made tremendous strides to take advantage of this market shift by “bring green mainstream.”™ We are offering Energy Saver Packages that clearly demonstrate immediate net savings from “green” features in the package. We have launched an “Energy Saver Calculator” on our website that allows consumers to see for themselves how sustainable building features can immediately translate into energy and other cost savings that more than offset their increased mortgage costs. This quarter, we will follow up our Museum of Science and Industry home with the introduction of a modern design series that incorporates many sustainable construction features, at a price per square foot which is a fraction of similar “architect inspired” homes. These homes shout “Wow!” at a price our customers can afford!

On the Specialty vehicle side of our business, now that chassis seem to be in more consistent supply, we intend to go to 2-a-day production before the end of the quarter. We intend to ship more than $14 million worth of buses by year end, more than 7 times what we did in 2008.

Despite all the strides we have made in 2009 to reduce our costs of operations, we must do more. We have launched cost-out initiatives throughout all of our operations, to improve our processes as well as our designs. There are a lot of moving parts in what is still an extremely difficult sales environment, but putting them all together, we expect to break historical trends with 4th quarter results that will improve over what has traditionally been the stronger 3rd quarter.

If there are specific questions that you would like me to address, please let us know. Time and Fair Disclosure Rules allowing, we always try to respond to your calls, or you can send particular questions to our Corporate Secretary, James Holden, at jholden@coachmen.com; he will see that they are brought to my attention.

/s/ Richard M. Lavers
Richard M. Lavers
President and Chief Executive Officer
Coachmen Industries, Inc

Coachmen Industries, Inc. is one of America's premier systems-built construction companies under the ALL AMERICAN BUILDING SYSTEMS®, ALL AMERICAN HOMES® and MOD-U-KRAF® brands, as well as a manufacturer of specialty vehicles. Coachmen Industries, Inc. is a publicly held company with stock quoted and traded on the over-the-counter markets under the ticker COHM.PK.

This Shareholder Update may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, liquidity, the ability of the Company to bond major government contracts, availability of working capital, availability of credit to the Company and its customers, the depth and duration of the recession, the ability to produce buses to meet demand, the potential fluctuations in the Company's operating results, price volatility of raw materials used in production, the availability and cost of real estate for residential housing, the supply of existing homes within the company's markets, government regulations, dependence on significant customers within certain product types, consolidation of distribution channels, consumer confidence, uncertainties of matters in litigation, and other risks identified in the Company's SEC filings.

For investor or financial information:
James T. Holden
Corporate Secretary and Assistant General Counsel
574-266-2500